                                                                   EXHIBIT 10.15

                                 SALES AGREEMENT

                                     between

                           Stichting Combivisie Regio

                                       and

                                  Setelco B.V.

                                       and

                      United Pan-Europe Communications N.V.

                             dated 17 December 1997

                               TABLE OF CONTENTS
                               -----------------


Article     Heading                                                       Page
-------     -------                                                       ----

1.          Definitions                                                   4

2.          Purchase and Sale of Assets and Take-Over of Liabilities      6

3.          Purchase Price and Payment                                    7

4.          Arrangement of the Closing and Completion                     8

5.          Transfer of Contracts, Powers of Attorney and Licences        9

6.          Accruals and Deferrals                                        10

7.          Operation of the Cable Network until the Closing              12

8.          Operation of the Cable Network after the Closing              14

9.          Representations and Warranties                                15

10.         Indemnification                                               15

11.         Environmental Matters                                         16

12.         Employees                                                     16

13.         Tax Matters                                                   17

14.         Other Provisions                                              17

15.         Applicable Law and Disputes                                   18

Appendices
----------

Appendix I        Administrative Records

Appendix II       Contracts

Appendix III      Powers of Attorney and Licences

Appendix IV       Immovable Property

Appendix V        Moveable Property

Appendix VI       Employees

Appendix VII      Combivisie Representations and Warranties

Appendix VIII     UPC Representations and Warranties

Appendix IX       Investments

Appendix X        1996 Annual Accounts of Combivisie and Setelco

Appendix XI       Municipalities

Appendix XII      Claims and Procedures

Appendix XIII     Agreements with the Municipalities

Appendix XIV      Deed of Transfer of the Cable Network

Appendix XV       Management Structure

                   SALES AGREEMENT CONCERNING THE ASSETS OF
                   ----------------------------------------
                          STICHTING COMBIVISIE REGIO
                          --------------------------


THE UNDERSIGNED:

1.  Stichting Combivisie Regio, a foundation having its registered office in
    --------------------------
    Helmond, the Netherlands, hereinafter to be called `SCR'; and

2.  Setelco B.V., a private limited liability company having its registered
    ------------
    office in Helmond, hereinafter to be called `Setelco';

    hereinafter jointly to be called `Combivisie';

    and

3.  United Pan-Europe Communications N.V. (whose name was United and Philips
    -------------------------------------
    Communications B.V. until 11 December 1997), a public limited liability company, having its registered office in Eindhoven, the Netherlands, hereinafter to be called `UPC',


WHEREAS:

a. UPC on 24 May 1996 made an offer, subject to conditions, on the assets of Combivisie, which offer Combivisie accepted by letter of 22 July 1996;

b. UPC and Combivisie recorded the agreements made in a Declaration of Intent dated 20 December 1996;

c. UPC and Combivisie now wish to draw up a detailed agreement relating to the sale by Combivisie to UPC of its assets, all of this subject to the following conditions and stipulations.


HAVE AGREED AS FOLLOWS:

1.     Definitions
------------------

1.1 In this Agreement the terms written with a capital letter have the following meaning, unless the context indicates otherwise:

       Connections:                 Single connections to the Cable Network

       Assets:                      The assets referred to in Article 2.1

       Administrative
       Records: The (electronically) processable customers file listing all of the subscribers, in any event consisting of the address data and data on payment behaviour and programme package, all other administrative files and data files, (working) drawings, building plans, technical descriptions, books and records relating to the Cable Network, as specified in Appendix I to this Agreement.

       Balance Sheet Date:         31 December 1996.

       Completion:                 The date referred to in Article 4.1.

       Closing:                    The closing referred to in Article 4.1.

       Consumer Price
       Index: The consumer price index figure, series for all households, calculated by the Dutch Central Statistics Office (CBS), for the annual period preceding the calendar year in which the index is applied.

       Contracts:                  The contracts specified in Appendix II to
                                   this Agreement.

       Municipalities:             The municipalities affiliated with Combivisie
                                   and referred to in Appendix XI to this
                                   Agreement.

       Investments:                The investments referred to in Article 7.2.

       Annual Accounts:            The annual accounts for the 1996 financial
                                   year of SCR and Setelco, attached to this Agreement as Appendix X.

       Cable Network: The cable broadcasting installations operated by Combivisie pursuant to the powers of attorney under the Wet op de telecommunicatievoorzieningen (Dutch
                                   Telecommunications Act) in the
                                   Municipalities, consisting of the following property and rights:

                                   (i)      all cables, cable works,
                                            amplification and other equipment,
                                            other guiding devices and
                                            connections, user connections and
                                            other infrastructure connections,
                                            all of this from the receiving
                                            station up to and including the wall
                                            socket at the subscriber and
                                            including the `connecting networks'
                                            and all conduits and cable ducts, if
                                            any, through which the cables and
                                            cable works referred to here have
                                            been led;

                                   (ii)   maintenance and repair equipment,
                                          parts and stocks, tools and means of
                                          transport;

                                   (iii)  work in progress.

       Purchase Price:             The purchase price referred to in
                                   Article 3.1.

       Powers of Attorney:         The powers of attorney to install, maintain
                                   and operate the Cable Network pursuant to the Dutch Telecommunications Act that have been granted to SCR, all of this as specified in more detail in Appendix III to this Agreement.

       Immovable Property:         The immovable property that Combivisie uses
                                   in the operation of the Cable Network,
                                   including the immovable property specified in Appendix IV.

       Agreement:                  This sales agreement, including the relevant
                                   Appendices and any other implementation deeds or agreements.

       Liabilities:                The liabilities referred to in Article 2.3.

       Parties:                    Combivisie and UPC, unless the context
                                   indicates otherwise.

       Programme Council:          The programme council referred to in
                                   Article 8.3.

       Moveable Property:          The moveable property that Combivisie uses in
                                   the operation of the Cable Network, including the immovable property specified in
                                   Appendix V.

       Postponed Payment:          The payment referred to in Article 3.3, which
                                   is part of the Purchase Price.

       UPC Group Company:          Any company affiliated with UPC in a group.

       Licences:                   The regional infrastructure licences granted
                                   to SCR pursuant to the Voorzieningenwet
                                   Kabelgebonden Telecommunicatie Infrastructuur
                                   (Cable Telecommunication Infrastructure
                                   Facilities Act) and specified in
                                   Appendix III.

       Employees:                  The employees referred to in Article 12.

2.     Purchase and Sale of Assets and Take-Over of Liabilities
       --------------------------------------------------------

2.1 With due observance of the provisions and conditions of this Agreement, Combivisie, as at the Closing, sells and, in so far as possible, delivers to UPC, which hereby purchases from Combivisie and, in so far as possible, accepts the ownership of the following assets (the `Assets'):

     (i) the Cable Network, on the understanding that in so far as any element or part of the Cable Network is by accession part of any immovable property belonging to third parties, Combivisie hereby sells to UPC all rights of use or other rights that Combivisie has with regard to such elements or parts;
     (ii)   the Immovable Property;
     (iii)  the Moveable Property;
     (iv)   the Administrative Records;
     (v)    the Powers of Attorney, with due observance of the provisions of
            Article 5.2;
     (vi)   the Licences, with due observance of the provisions of Article 5.2;
     (vii) Combivisie's rights under the Contracts, in so far as such rights relate to the period after the Closing, and with due observance of the provisions of Article 5.1;
     (viii) all other rights that Combivisie may have in connection with the operation of the Cable Network.

2.2 UPC has the right as at the Closing to substitute a UPC Group Company for itself under this Agreement, in which case UPC guarantees the fulfilment of all obligations under this Agreement by such UPC Group Company.

2.3 With due observance of the provisions and conditions of this Agreement, UPC hereby accepts and takes over from Combivisie the obligations under the Contracts (jointly referred to as the `Liabilities') as from the Closing, all of this in so far as the Contracts are transferred to UPC in accordance with the provisions of Article 5.1. The parties agree that UPC will take over only the Liabilities relating to the period after the Closing and is not required under this Agreement to take over any other obligation or debt of Combivisie or third parties. Combivisie indemnifies UPC against rights and claims of third parties with regard to the Cable Network or its operation, the other Assets and the Liabilities, in so far as such rights and claims relate to the period up to and including the Closing, and Combivisie will hold UPC harmless from all losses and reasonable costs that UPC suffers or incurs as a result of such rights and claims.

3.   Purchase Price and Payment
     --------------------------

3.1  Purchase Price
     --------------

     The purchase price of the Assets that UPC owes Combivisie amounts to NLG 200,000,000 (two hundred million Dutch guilders), excluding VAT, to be increased or decreased by the correction that will be made pursuant to the provisions of Article 3.2, as well as the correction that will be made in accordance with Article 7.3 (the `Purchase Price').
     UPC and Combivisie assume that no VAT is due with regard to the provisions of this Agreement. If it is nevertheless established at a later date that VAT is due, the Purchase Price will be increased by the VAT due in that case.

3.2  Correction of the Purchase Price
     --------------------------------

     The Purchase Price is based on the Parties' assumption that the Cable Network as at the Closing will have 140,000 (one hundred and forty thousand) Connections. In the event that as at the Closing the Cable Network has more or fewer Connections, the Purchase Price will be corrected in accordance with the following formula:

     P = (Conn. / 140,000) x NLG 200,000,000

     in which P = Purchase Price and
              Conn = number of Connection as at the Closing.

     The number of Connections as at the Closing must be evidenced by a statement to be drawn up as at the Closing by an independent chartered accountant (registeraccountant), which statement will be presented to UPC by Combivisie.

3.3  Payment
     -------

     The Purchase Price will be paid by UPC on the date of Completion as follows:

     (a) Upon the Closing, UPC will pay Combivisie 95% (ninety-five percent) of the Purchase Price into bank account 28.50.24.485 of Combivisie with BNG in The Hague, the Netherlands, in such a way that this amount will be at Combivisie's disposal as of the aforesaid date.

     (b) Upon the Closing, UPC will pay the remaining 5% (five percent) of the Purchase Price into a blocked bank account in the name of and to the credit of Combivisie (the `Postponed Payment'). The Postponed Payment will be interest-bearing as from the Closing at the deposit interest rate then applicable and will be made available to Combivisie by UPC 24 months after the Closing by deblocking of the bank account and furthermore in the manner indicated above under
            (a), on the understanding that the balance of any compensation made in accordance with Article 10 of this Agreement will be deducted from the Postponed Payment during this period. The bank account will be deblocked by means of written approval from UPC and Combivisie jointly.

4.   Arrangement of the Closing and Completion
     -----------------------------------------

4.1  Time and Place of the Closing and Completion
     --------------------------------------------

     The beneficial closing of the transactions to which this Agreement relates will take place on 1 January 1998 (the `Closing'), which means that the beneficial ownership of the Assets will be transferred to UPC by Combivisie as of the Closing. The legal ownership of the Assets will be transferred at the office of Verhoeven en Brants, civil-law notaries, in Helmond, the Netherlands, on 5 January 1998 (`Completion'). If, as a result of circumstances for which UPC is not to blame, the Closing does not take place by 1 January 1998 at the latest, UPC will have the right to dissolve this Agreement, without UPC owing any damages, or to reconsider its offer on the Assets, in which case the parties will consult in good faith on an amendment of the conditions of this Agreement.

4.2   Completion Procedure
      --------------------

      Upon Completion, all of the following actions will be performed:

      (i) UPC will pay Combivisie the Purchase Price in the manner described in Article 3.3 and UPC will prove to Combivisie's satisfaction that the Purchase Price has been transferred to the bank accounts referred to in Article 3.3 (a) or 3.3 (b), as the case may be.

      (ii)     Combivisie and UPC will sign:

               (a) a deed of transfer of the Cable Network in the form of Appendix XIV to this Agreement;

               (b) notarial deeds of purchase and sale of the Immovable Property and registration of those deeds in the Land Registry;

               (c) a deed of assignment as referred to in Article 7.4 of this Agreement;

               (d) all other documents that are needed to effect the transfer of Assets and Liabilities involved in this purchase and sale.

      (iii)    Combivisie will provide UPC with or transfer to UPC:

               (a) in so far as available, written proof of the approval of the other parties whose Contracts will be transferred to UPC with due observance of the provisions of Article 5.1;

               (b)   the signed accountant's statements referred to in
                     Article 3.2 and 7.3;

               (c) written confirmation of the correctness of the representations and warranties set out in Appendix VII to this Agreement at the time of the Closing.

      (iv)     UPC will provide Combivisie with:

               (a) written confirmation of the correctness of the representations and warranties set out in Appendix VIII to this Agreement at the time of the Closing.


4.3   Actions after Completion
      ------------------------

      If and when UPC so requests after Completion, Combivisie will, in so far as necessary, with the co-operation of UPC, perform or commission all further actions that may reasonably be necessary to render this Agreement fully effective, including but not limited to the signature of further deeds and other documents.

5.    Transfer of Contracts, Powers of Attorney and Licences
      ------------------------------------------------------

5.1   Approval of Transfer of Contracts
      ---------------------------------

      Prior to the Closing, Combivisie will make every reasonable effort to obtain the written approval of the other parties to the Contracts for the transfer to UPC of the rights and obligations under those Contracts. UPC undertakes to provide every co-operation reasonably requested by Combivisie, including the co-operation that is needed to release Combivisie from its obligations under the Contracts.

5.2   Substitution of UPC as the Holder of Power of Attorney
      ------------------------------------------------------

      Prior to the Closing, Combivisie will make every reasonable effort to ensure that as at the Closing:

      (i) the Powers of Attorney are withdrawn by the issuing institutes, while at the same time new, equivalent powers of attorney are granted to UPC; and

      (ii)   the Licences are transferred to UPC,

      as a result of which UPC will as of the Closing have at its disposal the Powers of Attorney and the Licences that relate to the operation of the Cable Network.

      UPC undertakes to provide every co-operation that Combivisie may reasonably request.

5.3   Licences or Powers of Attorney Applied for by Combivisie
      --------------------------------------------------------

      Combivisie will furthermore make every reasonable effort to ensure that all of the other powers of attorney or licences that are or have been applied for by Combivisie prior to the Closing in connection with the operation of the Cable Network will be acquired and transferred to UPC prior to the Closing in accordance with the provisions of Article 5.2, or will be issued directly to UPC by the issuing institutes.

5.4   No Approval Obtained
      --------------------

      If upon the Closing no approval has been obtained from an other Party to any Contract or from the issuing institute with regard to any Power of Attorney or Licence, if and in so far as such approval is required, or if any other licence or power of attorney as referred to in the preceding paragraph has not been granted to UPC by the Closing at the latest, the Closing will nevertheless take place, but the Parties will continue their efforts as referred to in Article 5 after the Closing as well until those efforts cannot reasonably be expected of them any longer. As long as any Power of Attorney or Licence has not yet been obtained by UPC pursuant to this Article 5, Combivisie will fulfil the obligations pursuant to that Power of Attorney or Licence at the instructions and for the account and risk of UPC.

6.    Accruals and Deferrals
      ----------------------

6.1   Income and Expenditure from Assets and Liabilities
      --------------------------------------------------

      The Parties agree that the income and expenditure that arise from the Assets and/or Liabilities will be for the account of UPC as from the Closing in the sense that:

      (i) Combivisie will receive all proceeds and bear all costs that arise from the Assets and/or Liabilities during the period up to and including the Closing; and

      (ii) UPC will receive all proceeds and bear all costs that arise from the Assets and/or Liabilities after the Closing.

6.2   Amounts Received, Amounts Prepaid, Amounts to be Paid and Amounts to be
      -----------------------------------------------------------------------
      Collected
      ---------

      The following has been agreed with regard to the amounts that have been paid or received by Combivisie and amounts that are to be paid or collected by Combivisie prior to or upon the Closing and that relate to a period that commences prior to the Closing and ends after the Closing:

      (i) All amounts that Combivisie receives with regard to the Assets and/or Liabilities prior to or upon the Closing, including subscription fees paid by the users of the Cable Network and contributions paid by programme providers, will, if and in so far as they relate to the period after the Closing, be paid to UPC by Combivisie.

      (ii) All amounts that Combivisie pays with regard to the Assets and/or Liabilities prior to or upon the Closing will, if and in so far as they relate to the period after the Closing, be reimbursed to Combivisie by UPC.

      (iii) All amounts that are payable by Combivisie with regard to the Assets and/or Liabilities upon the Closing and that are not otherwise accepted pursuant to this Agreement will, if and in so far as they relate to the period after the Closing, be reimbursed to Combivisie by UPC.

      (iv) All amounts that are payable to Combivisie with regard to the Assets and/or Liabilities upon the Closing and that are not otherwise transferred pursuant to this Agreement will, if and in so far as they relate to the period after the Closing, be paid to UPC by Combivisie.

6.3   Statement and Payment
      ---------------------

      Combivisie (with such co-operation of UPC as Combivisie may reasonably require) will as soon as possible and in any event not later than 120 days after the Closing, draw up a statement of all amounts referred to in
      Article 6.2 as at the Closing. Without prejudice to the provisions of
      Article 6.4, Combivisie or UPC will pay the other Party an amount upon the Closing or as soon as possible thereafter that is equal to the balance specified in that statement.

6.4   Disputes
      --------

      If UPC disputes the correctness of the statement drawn up by Combivisie in accordance with Article 6.3, it shall immediately pay the amount that is not disputed or Combivisie will pay that amount, as the case may be. If UPC and Combivisie do not agree on the statement within 60 days after receipt of the relevant statement, UPC may refer the case to an independent office of chartered accountants that has been selected by Combivisie and UPC in consultation or, if they do not agree, that has been appointed by the president of the NIVRA (Royal Netherlands Institute of Chartered Accountants) at the request of either Party. The accountants thus appointed will settle the case by means of binding advice. The accountants will be instructed to decide on the case as soon as possible and in any event within 60 days after being so instructed. Combivisie or UPC will pay the balance fixed within five days after it was fixed. The costs of the binding advice referred to here will be borne by the parties in the proportion determined by the accountants.

6.5   Amounts Received or Paid after the Closing
      ------------------------------------------

      If after the Closing:

      (i) Combivisie receives or makes payments with regard to the Assets and/or Liabilities that relate (in part or in full) to a period that commences upon or after the Closing; or

     (ii) UPC receives or makes payments with regards to the Assets and/or Liabilities that relate (in part or in full) to a period that ends upon or prior to the Closing,

     the provisions of this Article 6 will apply accordingly, on the understanding that the Party that makes or receives the payment must inform the other Party accordingly and that payment is in any event due within seven (7) days after receipt or payment of the relevant amounts by Combivisie or UPC.

7.   Operation of the Cable Network until the Closing
     ------------------------------------------------

7.1  Continuation of Customary Management
     ------------------------------------

     Until the Closing, Combivisie will continue the operation of the Cable Network in the customary manner, in accordance with the management conducted in the past and in accordance with the provisions of Appendix XV to this Agreement relating to the management structure, and Combivisie will not make any decisions or enter into any agreements that deviate therefrom, unless UPC grants its written approval, all of this without prejudice to the following provisions.

7.2      Investments; Expansion and Modification of the Cable Network
         ------------------------------------------------------------

         Combivisie is currently replacing the main structure of the Cable Network with glass fibre cables, replacing the terminal and group amplifiers and making the Cable Network `interactively suitable'. The investments referred to in this article (the `Investments') are described in more detail in Appendix IX to this Agreement. The costs involved in the Investments are borne by Combivisie with due observance of the provisions of the following paragraph.

7.3      Implementation of the Investments
         ---------------------------------

         UPC must approve the Investments that are made during the period until the Closing before such Investments are made. Combivisie has set aside an amount for the Investments of NLG 45,250,000 (forty-five million two hundred and fifty thousand Dutch guilders). In so far as the aforesaid reservation is not spent on the Investments prior to the Closing, the remaining amount will be set off against the Purchase Price. UPC declares that it will invest the same amount as the unspent amount referred to in the preceding sentence for the benefit of the Cable Network after the Closing, reduced, however, by the savings realised on the Investments prior to the Closing, which savings are the result of UPC's efforts. Those savings will be determined by Combivisie and UPC jointly in close consultation prior to the Closing.

         During the period until the Closing, Combivisie will not make any essential investments other than the Investments referred to in this Article or incur any expenses (other than in the context of the customary management as referred to in Article 7.1) without UPC's prior approval.

         All Investments made by Combivisie until the Closing must be evidenced by a statement to be drawn up as at the Closing by an independent chartered accountant, which statement will be presented to UPC by Combivisie.

         The amount to be invested in the Cable Network by UPC after the Closing in accordance with this paragraph must be evidenced by six-monthly written reports to be presented to Combivisie by UPC, the first of which will be provided by UPC six months after the Closing.

7.4      Agreements with the Municipalities
         ----------------------------------

         Prior to the Closing, Combivisie will conclude an agreement with each of the Municipalities in the form of Appendix XIII to this Agreement. As at the Closing, Combivisie will assign the rights arising from those agreements to UPC by means of a deed of assignment to be drawn up between the Parties.
         Combivisie declares that it is aware that the conclusion of the aforesaid agreements by Combivisie with all, and not several, of the Municipalities is an essential element for UPC in order to proceed with the Closing under the conditions laid down in this Agreement.
         All of the aforesaid agreements must be signed not later than six weeks prior to the Closing by Combivisie and the Municipalities or, if that proves to be impossible in practice, the signature by the relevant Municipality and Combivisie must be promised to UPC in writing, absent which signature or promise UPC will have the right to renegotiate the conditions of the Sales Agreement with Combivisie.

8.       Operation of the Cable Network after the Closing
         ------------------------------------------------

8.1      Subscription Fee
         ----------------

        The average subscription fee for the basic package will be NLG 18,73 (eighteen Dutch guilders and seventy-three cents), excluding VAT, per month as at 1 January 1999. That price may be adjusted as of 1 January 1999 to the change in the Consumer Price Index. In so far as UPC owes third parties a compensation as from 1 January 1999 for passing on programmes that are part of the basic package (which includes compensation for copyrights), UPC may then pass on this compensation in the price of the subscription to the basic package.

8.2      Continuation of the Basic Package
         ---------------------------------

         UPC will maintain the size of the basic packages consisting of uncoded radio and television programmes that (as evidenced by the channels card) apply at the moment of the offer by UPC, as referred to in the recitals (i.e. 24 May 1996) after the Closing in any event until 1 January 2005, unless legal regulations provide otherwise. Any changes in the programmes offered via the basic package will be presented for advice to the Programme Council, except in so far as otherwise provided by law.

8.3      Programme Council
         -----------------

         The parties will draw up a statute for the appointment of the members of a programme council (the `Programme Council'). The object of this statute is to secure the advice of the Programme Council with regard to the content of the basic package. The statute will also provide for the possibility of having the Programme Council merge in a regional context with similar institutes, except in so far as otherwise provided by law.

8.4      Integration with UPC Group Company
         ----------------------------------

         After the Closing (unless it is undesirable from a tax perspective) the activities of SCL, Setelco and Kabeltelevisie Eindhoven N.V. (an UPC Group company) will be concentrated into one legal entity, in which respect the current activities of Setelco will be incorporated into the marketing and sales division for the benefit of the entire integrated company.

8.5      Name and Registered Office
         --------------------------

         1. Without prejudice to the provisions of Article 8.4, the businesses of Combivisie and Kabeltelevisie Eindhoven N.V. will as of the Closing be jointly conducted under one new name.

         2. UPC will register the new combined business in the Brandevoort district, which district is located at roughly 6 kilometres' distance from the centre of

                 Eindhoven and at roughly 4 kilometres' distance from Helmond. If UPC invokes force majeure on the basis of which registration in the aforesaid district is not possible, UPC will consult with Combivisie.
9.       Representations and Warranties
---------------------------------------

9.1    Combivisie Representations and Warranties
       ------------------------------------------

       Combivisie represents and warrants vis-a-vis UPC the correctness of each of the statements relating to SCR and Setelco as set out in Appendix VII at the date of conclusion of this Agreement, as well as (except in so far as expressly indicated otherwise) at the time of the Closing.

9.2    UPC Representations and Warranties
       ----------------------------------

       UPC represents and warrants vis-a-vis Combivisie the correctness of each of the statements set out in Appendix VIII at the date of conclusion of this Agreement, as well as (except in so far as expressly indicated otherwise) at the time of the Closing.

10.    Indemnification
       ---------------
10.1 Combivisie will indemnify UPC against all claims and rights of third parties and will compensate UPC for all damage and reasonable costs related to:
       a. the incorrectness of any statement set out in this Agreement, including the representations and warranties set out in Appendix VII;

       b. the non-fulfilment by Combivisie of any obligation set out in this Agreement.

       Amounts that are payable to UPC by Combivisie pursuant to this indemnification may be deducted by UPC from the Postponed Payment that UPC owes Combivisie pursuant to Article 3.3 of this Agreement, without prejudice to UPC's right to collect any deficit in excess of the amount of the Postponed Payment from Combivisie, and provided that the indebtedness of the aforesaid amounts has been established by agreement or by a court order.

10.2 UPC will indemnify Combivisie against all claims and rights of third parties and will compensate Combivisie for all damage and reasonable costs related to:

       a. the incorrectness of any statement set out in this Agreement, including the representations and warranties set out in Appendix VIII;

       b. the non-fulfilment by UPC of any obligation set out in this Agreement.

11.    Environmental Matters
       ---------------------

11.1 Combivisie declares that it is not in violation of any law or regulation with regard to the environment that applies to the business or the Assets, including in particular the Immovable Property of Combivisie.

11.2 Combivisie will indemnify UPC against all claims and rights of third parties and will compensate UPC for all damage and reasonable costs related to the pollution of the ground or ground water belonging to the Assets that took place prior to the Closing, in so far as the law on which the claim or right is based entered into force prior to the Closing and with the exception of claims and rights that relate to pollution of ground or ground water with regard to Immovable Property of Combivisie which, as evidenced by a written statement of the competent (environmental) institutes, has been found to be suitable for use in accordance with the provisions of the zoning plan that applies at the time of the Closing.

12.    Employees
       ---------

12.1   Transition of Employees
       -----------------------

       As from the Closing and under the conditions set out in this Agreement, UPC will take over from Combivisie all rights and obligations under the employment agreements of Combivisie's employees listed in Appendix VI (in so far as such employees are still employed by Combivisie immediately prior to the Closing), hereinafter to be called the `Employees'.

12.2   Maintaining of Jobs and Employment Conditions
       ---------------------------------------------

       UPC guarantees that the jobs of the Employees will be maintained for a period of five (5) years after the Closing, unless a shorter, limited duration has been agreed in the individual employment agreements. UPC guarantees that for a period of five (5) years after the Closing the employment conditions of the Employees will be at least equivalent to the employment conditions that apply at SCR or Setelco on the date of this Agreement.

12.3   Pension and Early Retirement
       ----------------------------

       UPC will maintain the scheme applicable to the Employees with regard to early retirement and pension for a period of at least five (5) years after the Closing.

       If and in so far as they have not or not yet fulfilled their obligations with regard to pensions and early retirement towards the pension insurer and/or the Employees, Combivisie will transfer an amount to UPC equal to the premiums yet to be paid or the other liabilities over the period until the Closing. Combivisie will ensure that all Employees are insured with the same pension insurer (Aegon) prior to the Closing.

       If UPC so requests, Combivisie hereby undertakes that it will make every effort to have the pension insurer referred to in the preceding sentence co-operate in the transfer of the accrued pension rights and the relevant cash value to UPC's pension insurer.

12.4   Expansion of the Workforce
       --------------------------

       During the period until the Closing the parties will decide in consultation which management vacancies at Combivisie must be filled. Combivisie will keep UPC informed of any other vacancies that arise and/or are filled.

13.    Tax Matters
       -----------

       Without prejudice to the provisions of Article 3.1 concerning VAT, all taxes and other charges related to the performance of this Agreement and the transactions provided for herein will be paid by the Party that is designated by law as the payer of the relevant tax or charge.

14.    Other Provisions
       ----------------

14.1   Entire Agreement
       ----------------

       This Agreement is the entire agreement between the Parties with regard to the transactions for which this Agreement provides. This Agreement replaces all earlier written or oral agreements and arrangements between the Parties.

14.2   Amendments
       ----------

       Any amendments to this Agreement can be made only by valid procedure and will enter into force only if they have been agreed in writing and have been lawfully signed by all of the Parties.

14.3   Invalid Provisions
       ------------------

       If a provision included in this Agreement is deemed to be invalid or unenforceable, the remaining provisions will be interpreted as if such invalid or unenforceable provision was not included in this Agreement, and such an invalid or unenforceable provision will then be deemed to have been replaced by a valid provision that is as close as possible to the Parties' intention at the time of the inclusion of the original provision.

14.4   Costs
       -----

       Unless this Agreement provides otherwise, each Party will bear its own costs incurred in connection with the preparation of this Agreement and the transactions for which it provides. The costs referred to in Article
       4.2 will be shared by UPC and Combivisie on a 60 (UPC)/40 (Combivisie) basis.

14.5   Notifications
       -------------

       All notifications or announcements related to this Agreement will be given and made by registered post with acknowledgement of receipt (with a copy by fax).

14.6   Assignability
       -------------

       Without prejudice to the provisions of Article 2.1, the Parties may assign this Agreement and their respective rights and obligations under this Agreement only with the written approval of the other Party, which approval will not be refused on unreasonable grounds.

14.7   Announcements
       -------------

       The subscribers who are connected to the Cable Network will be informed by UPC and Combivisie jointly, in time and correctly, about the provisions of this Agreement, in so far as relevant to them. Any press releases concerning the provisions of this Agreement will also be drawn up by the parties in consultation.

15.    Applicable Law and Disputes
       ---------------------------

15.1   Applicable Law
       --------------

       This Agreement is governed by Dutch law.

15.2   Disputes
       --------

       All disputes arising from or related to this Agreement and/or any agreement arising from this Agreement will be submitted to the competent court in Amsterdam, unless this Agreement provides otherwise.


Agreed and signed in two original copies in Helmond, the Netherlands /on December 17, 1997.



Stichting Combivisie                United Pan-Europe         Setelco B.V.
Regio                               Communications N.V


/s/ J. v.d. Zanden         /s/ J.H. Wolfert                   /s/ W. Zaeyen
by: J. v.d. Zanden         by: J.H. Wolfert                   by: W. Zaeyen
position: Chairman         position: Regional President UPC   position: Director

Land purchase agreements yet to be completed:

1. a plot of land on the corner of Lod. Van Deyssellaan/P.C. Ballingslaan in Bladel measuring 42 m2 (section number not yet known) for the construction of a Local Centre;

2. a plot of land in Fazantlaan, Bergeijk, measuring 33 m2 (Section A, number 1417) for the construction of a Local Centre;

3. a plot of land in Boekel for the tower located there (civil-law notaries' office Otten en Beks in Gemert). This subsoil and tower will be sold on to Libertel immediately after they are purchased.

                                 Appendix VII

                 Representations and Warranties of Combivisie

Appendix VII - Representations and Warranties of Combivisie
-----------------------------------------------------------

A        Status of SCR and Setelco
         -------------------------

A.1 SCR and Setelco have been validly incorporated and registered in the Trade Register as a foundation and as a limited liability company, respectively. No resolution has been adopted to dissolve or liquidate SCR or Setelco. No application has been filed for a suspension of payments and no petition has been filed in the bankruptcy of SCR or Setelco, nor has any attachment been levied on their assets or on part of their assets.

A.2 All approvals and resolutions required for the conclusion and performance of this Agreement and the other agreements provided for in this Agreement have been obtained and adopted, respectively. This Agreement is therefore enforceable and the other aforesaid agreements will therefore be enforceable vis-a-vis Combivisie after signature, in accordance with the provisions set out therein.

A.3 The signature and observance of this Agreement by Combivisie is not in conflict with the law, the provisions of any agreement to which Combivisie is a party, or the provisions of any judgment of a judicial body or administrative body to which Combivisie is subject.

B        The Assets
         ----------

B.1 Except in so far as otherwise provided in this Agreement, Combivisie has the full and unencumbered ownership of all of the Assets and is entitled to transfer the Assets.

B.2 Combivisie has the exclusive and unlimited right to operate the Assets and no agreements or arrangements with third parties apply in that respect, except in so far as otherwise expressly provided in this Agreement.

B.3 During the period until the Closing, the Investments will be made by Combivisie in the manner provided for in Article 7 and Combivisie will keep the Cable Network in good operational condition.

B.4 The Cable Network has at least 105,000 (one hundred and five thousand) Connections as at the Closing, without prejudice to the provisions of
         Article 3.2.

C        The Contracts
         -------------

C.1 Neither Combivisie nor any of its other parties is in default of performance of any essential provisions included in the Contracts that are transferred to UPC under this Agreement, or under any other written or unwritten agreement, nor has Combivisie or any of the other parties involved announced that it wishes to terminate the Contracts.

C.2 Combivisie has not concluded any agreements or undertaken any commitment to conclude agreements that limit the operation of the Cable Network or the conduct of Combivisie's business.

C.3 All loans granted to Combivisie by the Municipalities or other institutions in connection with the installation or operation of the Cable Network or otherwise have been fully redeemed as at the Closing, if and in so far as the Assets have been provided in full or in part as security therefor.

C.4 Combivisie has fulfilled all obligations under operation agreements concluded with the Municipalities with regard to the Cable Network, or other agreements relating to the acquisition or maintenance by Combivisie of the Cable Network, and has no further obligations in this respect towards the Municipalities or any third party.

D.       The Powers of Attorney and the Licences
         ---------------------------------------

         The Powers of Attorney and the Licences are in full effect until the Closing. None of the issuing institutions involved in the Powers of Attorney and the Licences has announced any amendment to the conditions.

E.       The Annual Accounts
         -------------------

E.1 The Annual Accounts of SCR and Setelco fully and correctly represent the size and composition of the capital and the results for 1996 and have been drawn up in accordance with generally accepted accounting principles in the Netherlands, consistent with the two financial years preceding 1996.

E.2      Except in so far as indicated in the Annual Accounts:

         a. there are no obligations or debts of SCR or Setelco, whether or not due and payable, other than those undertaken in the normal and day-to-day conduct of business;

         b. no representations and warranties or security rights have been provided by SCR or Setelco to any third party.

F.       No Unfavourable Changes
         -----------------------

         Since the Balance Sheet Date, Combivisie's business has been exercised in the usual manner and no essentially unfavourable changes have occurred in the financial or economic status of the company.

G.       Taxes
         -----

G.1 Combivisie has always fulfilled all its obligations to pay taxes and contributions, or has in any event made suitable provisions to that effect, as evidenced by the Annual Accounts.

G.2 No events have occurred and no agreements have been concluded by Combivisie that, to the best of Combivisie's knowledge, lead to a tax imposition, tax assessment or fine other than taxes that are levied in the context of normal business.

H.       Entire Transaction
         ------------------

         Except in so far as expressly otherwise provided in this Agreement, the Assets comprise all the property presently used by Combivisie for the operation of the Cable Network or otherwise for the distribution of radio and television signals as well as the provision of telecommunication services to residents of the Municipalities (including companies and institutions).

I.       Claims and Procedures
         ---------------------

         Except as shown in the Annual Accounts of SCR and Setelco and Appendix XII to this Agreement, SCR and Setelco are not involved as plaintiff or defendant in any pending legal proceedings. No legal measures or proceedings are expected against them, nor have any claims been filed or are any claims expected to be filed against them that may result in an essentially unfavourable change in the financial or economic status of SCR or Setelco.

J.       Employees
         ---------

J.1 As a result of the transaction set out in this Agreement, no obligations will arise for UPC under Articles 7A:1639 et seq. of the Dutch Civil Code otherwise than with regard to the Employees.

J.2 Appendix VI correctly represents for each of the Employees which obligations will be taken over by UPC under this Agreement. No essential commitments have been made and no employment conditions have been agreed on with regard to the Employees other than those set out in Appendix VI.

J.3 There are no pending or imminent employment conflicts or legal proceedings with regard to the Employees.

J.4 Combivisie has always fulfilled all of its obligations concerning the payment of wage tax and social security premiums with regard to the Employees.

K.       Observance of Statutory Provisions
         ----------------------------------

K.1 To the best of its knowledge, Combivisie has always in all respects observed the essential statutory regulations and all judicial orders that apply to it.

K.2 SCR has always observed all essential conditions related to the Powers of Attorney and the Licences.

L.       Full Openness of Affairs
         ------------------------

         Combivisie has provided UPC with all information relating to the condition of the Assets and the operation of the Cable Network with which it is familiar and of which it knows or should know that such information is of essential importance to a prospective purchaser of the Assets. Combivisie declares to have performed the necessary investigations in this respect, in a manner and with a thoroughness that are customary for a transaction such as the present one.

                                 Appendix VIII

                     Representations and Warranties of UPC

APPENDIX VIII
-------------

Representations and Warranties of UPC
-------------------------------------

A.       Status of UPC
         -------------

A.1 UPC is a private limited liability company organised under Dutch law, authorised to perform the legal actions set out and provided for in this Agreement.

A.2 All approvals and resolutions required for the conclusion and performance of this Agreement and the other agreements provided for in this Agreement have been obtained and adopted, respectively, as at the Closing. This Agreement is therefore enforceable (and the other aforesaid agreements will be enforceable after signature) vis-a-vis UPC in accordance with the provisions set out therein.

A.3 The signature and performance of this Agreement by UPC is not in conflict with the law, the provisions of any agreement to which UPC is a party, or the provisions of any judgment of a judicial body or administrative body to which UPC is subject.